UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 02, 2026

Fidelity® Solana Fund

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42958	39-6898315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Summer Street V13E
Boston, Massachusetts		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 343-3548

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest of Fidelity Solana Fund	FSOL	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Heather Bonner

Effective February 2, 2026 (the “Effective Date”), Heather Bonner, having provided notice of her resignation, shall cease serving as Treasurer (Principal Financial and Accounting Officer) of FD Funds Management LLC (the “Sponsor”). Heather Bonner’s decision to resign was not the result of any disagreement relating to the Sponsor or the Fund’s operations, policies or practices.

Appointment of Craig S. Brown

In connection with Heather Bonner’s resignation as Treasurer (Principal Financial and Accounting Officer) of the Sponsor, on the Effective Date, Craig S. Brown will serve as Treasurer (Principal Financial and Accounting Officer) of the Sponsor.

Craig S. Brown, Treasurer (Principal Financial and Accounting Officer)

Mr. Brown is a Vice President (2015-present) and is an employee of Fidelity Investments. Mr. Brown serves as Assistant Treasurer of FIMM, LLC (2021-present). Previously, Mr. Brown served as Assistant Treasurer of certain Fidelity funds (2019-2022).

Item 8.01 Other Events.

Fidelity Solana Fund (the “Trust”) intends to make quarterly cash distributions of income generated from its staking activities to holders of the Trust’s shares of beneficial interest. The distributions will consist of net staking income after deduction of any Trust expenses. To fund the cash distributions, the Trust may sell staking rewards and/or a portion of its SOL, which may affect the Trust’s exposure to SOL and the market price and/or net asset value of the Shares.

The Trust intends to make cash distributions at least quarterly in order to rely on the safe harbor conditions established by IRS Revenue Procedure 2025‑31 applicable to grantor trusts that stake digital assets. The IRS may modify, clarify, or withdraw such guidance, and there can be no assurance as to the tax treatment of any distributions to shareholders. Shareholders should consult their own tax advisers about the U.S. federal, state, local, and non‑U.S. tax consequences of holding Shares and receiving distributions.

The Sponsor expects to declare distributions on a quarterly basis, with record and payment dates set by the Sponsor and/or in accordance with the rules of the Trust’s listing exchange. The Trust’s initial distribution is expected to be made on or about February 17, 2026, to shareholders of record as of February 13, 2026. The amount and timing of any future distributions will depend on, among other things, network staking yields, validator performance, protocol rules (including any lock‑up or unbonding periods), slashing or downtime events, operational considerations, fees and expenses, and market conditions. Distributions are not guaranteed, and the Sponsor may modify, suspend, or terminate distributions at any time, in its sole discretion.

Staking involves operational and protocol risks, including slashing, changes to network reward rates, and periods during which staked assets may be illiquid. These factors could reduce or eliminate distributable income and may affect the timing of distributions. Additional information regarding the Trust’s staking practices, service providers, fees, and risks is described in the Trust’s SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY SOLANA FUND FD Funds Management LLC, as Sponsor of the Fidelity Ethereum Fund

Date: February 5, 2026	By:	/s/ Cynthia Lo Bessette
Name: Cynthia Lo Bessette
Title: President (Principal Executive Officer)

SOL-8-K-0226

1.9920970.100